                                                                EXHIBIT 99.B1(b)



                          AMENDMENT NUMBER ONE TO THE

                              DECLARATION OF TRUST

                                       OF

                        VARIABLE INSURANCE PRODUCT TRUST



     This AMENDMENT NUMBER ONE to the DECLARATION OF TRUST of the Variable Insurance Product Trust (the "Trust") is made on the 25th day of January, 1994 by the parties signatory hereto, as trustees (hereinafter called the "Trustees").


                              W I T N E S S E T H:

     WHEREAS, the Trustees desire to change the name of the Trust, pursuant to a vote of the majority of the Trustees held at the January 25, 1994 meeting of the Board;

     NOW, THEREFORE, the Trustees hereby declare that Paragraph 1.1 of Article I of the Trust's Declaration of Trust, dated October 26, 1993, is amended, effective immediately, as follows:

                                   ARTICLE I

                                   The Trust

     1.1 Name. The name of the trust created hereby (the "Trust") shall be "Life & Annuity Trust," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall not refer to the Trustees in their individual capacities or to the officers, agents, employees or holders of interest in the Trust. However, should the Trustees determine that the use of the name of the Trust is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall not require the approval of the holders of interests in the Trust, but shall have the status of an amendment to this Declaration.

     IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of the 25th day of January, 1994.


/s/ Jack S. Euphrat, Trustee
-------------------------------
Jack S. Euphrat, Trustee


/s/ R. Greg Feltus, Trustee
-------------------------------
R. Greg Feltus, Trustee


/s/ Thomas S. Goho, Trustee
-------------------------------
Thomas S. Goho, Trustee


/s/ Zoe Ann Hines, Trustee
-------------------------------
Zoe Ann Hines, Trustee


/s/ W. Rodney Hughes, Trustee
-------------------------------
W. Rodney Hughes, Trustee


/s/ Robert M. Joses, Trustee
-------------------------------
Robert M. Joses, Trustee


/s/ J. Tucker Morse, Trustee
-------------------------------
J. Tucker Morse, Trustee


                                      2